Exhibit 99.1

OSI SYSTEMS REPORTS FISCAL 2024 FOURTH QUARTER

AND FULL YEAR FINANCIAL RESULTS

•	Record Q4 Revenues of $481 Million (17% growth year-over-year)
•	Record Fiscal Year Revenues of $1.54 billion (20% growth year-over-year)
•	Q4 Earnings Per Diluted Share

o	GAAP Diluted EPS of $2.55
o	Record Non-GAAP Diluted EPS of $2.84

•	Fiscal Year Earnings Per Diluted Share

o	GAAP Diluted EPS of $7.38
o	Record Non-GAAP Diluted EPS of $8.13 (31% growth year-over-year)

•	Strong Bookings Lead to Q4-Ended Backlog of Approximately $1.7 Billion
•	Company Provides Fiscal 2025 Revenue and Non-GAAP EPS Guidance

HAWTHORNE, Calif. — (BUSINESS WIRE) — August 22, 2024 — OSI Systems, Inc. (the “Company” or “OSI Systems”) (NASDAQ: OSIS) today announced its financial results for the fourth quarter and fiscal year ended June 30, 2024.

Deepak Chopra, OSI Systems’ Chairman and Chief Executive Officer, stated “We are pleased to report strong fourth quarter financial results as outstanding performance in the Security division led to record revenues and record adjusted earnings per share. Fiscal 2024 was a great success for the Company. With a backlog near all-time highs and visibility into a robust pipeline of opportunities, we believe we are well positioned for a strong fiscal 2025.”

For Q4 FY24, the Company reported revenues of $480.9 million, a 17% increase over the $411.9 million reported for the same quarter of the prior year. Net income for Q4 FY24 was $44.7 million, or $2.55 per diluted share, compared to net income of $42.4 million, or $2.46 per diluted share, for the same quarter of the prior year. Non-GAAP net income for Q4 FY24 was $49.7 million, or $2.84 per diluted share, compared to non-GAAP net income for the same quarter of the prior year of $45.8 million, or $2.66 per diluted share.

For the fiscal year ended June 30, 2024, revenues were $1.54 billion, a 20% increase over the $1.28 billion reported for the prior fiscal year. Net income for the fiscal year ended June 30, 2024 was $128.2 million, or $7.38 per diluted share, compared to $91.8 million, or $5.34 per diluted share, for the prior fiscal year. Non-GAAP net income for the fiscal year ended June 30, 2024 was $141.2 million, or $8.13 per diluted share, compared to non-GAAP net income of $106.7 million, or $6.21 per diluted share, for the prior year.

As of June 30, 2024, the Company's backlog was approximately $1.7 billion. Capital expenditures were $8.5 million and depreciation and amortization was $11.7 million for Q4 FY24.

Mr. Chopra commented, “The Security division’s fourth quarter and year end results highlight our momentum with robust demand for our product and service offerings as well as our superior competitive position in many markets in which we operate, including in international markets representing substantial growth opportunities. Security division revenues in the fourth quarter of fiscal 2024 increased 27% year-over-year, leading to significant growth in adjusted operating income. Bookings were again solid and, importantly, even with a considerable conversion of backlog to revenue during the fourth quarter, our quarter-end backlog remains near all-time highs. This further bolsters our confidence for continued strong Security division performance.”

Mr. Chopra continued, “As expected and consistent with our guidance from last quarter, our Optoelectronics and Manufacturing division bounced back to report record fourth quarter revenues. I am proud of the Optoelectronics and Manufacturing team’s focus on continuous improvement. This division is poised for solid performance in fiscal 2025 with revenue growth expectations weighted to the second half.”

Mr. Chopra also said, “We concluded fiscal 2024 with the strongest quarter of the fiscal year for the Healthcare division. Although the hospital spending environment continues to pose challenges for the patient monitoring sector, we anticipate a stronger fiscal 2025 as compared to fiscal 2024. We are focused on new product development, principally in our patient monitoring portfolio, which we believe will unlock new avenues of growth.”

Subsequent to fiscal year end, in July 2024 the Company issued $350 million of convertible senior notes at an interest rate of 2.25% due in fiscal 2030, the net proceeds of which were partially used to reduce the outstanding balance under the Company’s revolving credit facility.

Alan Edrick, Executive Vice President and Chief Financial Officer, stated, “We were pleased to successfully complete our convertible notes financing at attractive pricing. We expect this financing to facilitate continued growth while simultaneously reducing our weighted average cost of borrowing. This transaction reflects the strength of our business and is expected to result in significant interest savings.”

Fiscal Year 2025 Outlook

For fiscal year 2025, the Company anticipates revenues in the range of $1.620 billion to $1.650 billion and non-GAAP adjusted earnings per diluted share in the range of $8.80 to $9.15. Actual revenues and adjusted diluted earnings per share could vary from this guidance due to factors discussed under “Forward-Looking Statements” or other factors.

The Company’s fiscal 2025 adjusted diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of guidance for non-GAAP adjusted diluted EPS to GAAP diluted EPS (the most directly comparable GAAP measure) on a forward-looking basis because the Company is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available. This is due to the inherent difficulty and complexity in accurately forecasting the timing and amounts of various items included in the calculation of GAAP diluted EPS but excluded in the calculation of non-GAAP adjusted diluted EPS, such as acquisition costs and other non-recurring items that have not yet occurred, are out of the Company’s control or cannot otherwise reasonably be predicted. For the same reasons, the Company is unable to address the significance of unavailable information which may be material and therefore could result in GAAP diluted EPS, the most directly comparable GAAP financial measure, being materially different from projected non-GAAP adjusted diluted EPS.

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP adjusted diluted earnings per share, non-GAAP operating income (loss) by segment and non-GAAP operating margin, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures for all fiscal periods is provided to allow for the comparison of the underlying performance of the Company, net of impairment, restructuring and other charges (including certain legal costs), amortization of intangible assets acquired through business acquisitions, non-cash interest expense, and their associated tax effects, and the impact of discrete income tax items. Although we exclude amortization of acquired intangible assets from our non-GAAP figures, revenue generated from such intangibles is included within revenue in determining non-GAAP financial performance of the Company. Management believes that the non-GAAP financial measures presented in this earnings release provide (i) enhanced insight into the ongoing operations of the Company, (ii) meaningful information regarding the Company’s financial results (excluding amounts management does not view as reflective of ongoing operating results) for purposes of planning, forecasting and assessing the performance of the Company’s businesses, (iii) a meaningful comparison of financial results of the current period against results of past periods and (iv) financial results that are generally more comparable to financial results of peer companies than are GAAP figures. Non-GAAP financial measures should not be assessed in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as measures used by other companies due to possible differences in methods and in the items or events for which adjustments are made.

Reconciliations of GAAP financial information to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Conference Call Information

The Company will host a conference call and simultaneous webcast beginning at 9:00am PT (12:00pm ET) today to discuss its financial results for the fourth quarter and fiscal year ended June 30, 2024. To listen, please visit the Investor Relations section of the OSI Systems website at http://investors.osi-systems.com/index.cfm and follow the link that will be posted on the front page. A replay of the webcast will be available beginning shortly after the conclusion of the conference call until September 13, 2024. The replay can be accessed through the Company’s website at www.osi-systems.com.

About OSI Systems

OSI Systems is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense and aerospace industries. The Company combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems and its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs, and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information provided regarding expected revenues, earnings, growth, and operational performance in fiscal 2025 and beyond. The Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; failure to secure the renewal of key customer contracts; delays in customer programs; delays in revenue recognition related to the timing of customer acceptance; the impact of potential information technology, cybersecurity or data security breaches; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company's businesses; the impact of the Russia-Ukraine conflict or conflicts in the Middle East, including the potential for broad economic disruption; global economic uncertainty; material delays and cancellations of orders or deliveries thereon, supply chain disruptions, plant closures, or other adverse impacts on the Company’s ability to execute business plans; unfavorable currency exchange rate fluctuations; unfavorable interest rate fluctuations; effect of changes in tax legislation; market acceptance of the Company's new and existing technologies, products, and services; the Company's ability to win new business and convert orders received to sales within the current fiscal year; contract and regulatory compliance matters, and actions which, if brought, could result in judgments, settlements, fines, injunctions, debarment, or penalties; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company's Securities and Exchange Commission filings, which could have a material and adverse impact on the Company's business, financial condition, and results of operations. For additional information on these and other factors that could cause the Company's future results to differ materially from those in any forward-looking statements, see the section titled "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent required to do so under federal securities laws.

For Additional Information, Contact:

OSI Systems, Inc.

Ajay Vashishat

Vice President, Business Development

Tel: (310) 349-2237

avashishat@osi-systems.com

OSI SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2023	2024	2023	2024
Revenues:
Products	$321,264	$390,342	$958,827	$1,207,590
Services	90,606	90,565	319,600	331,168
Total net revenues	411,870	480,907	1,278,427	1,538,758
Cost of goods sold:
Products	218,575	274,408	676,772	822,346
Services	50,275	52,182	171,145	185,954
Total cost of goods sold	268,850	326,590	847,917	1,008,300
Gross profit	143,020	154,317	430,510	530,458
Operating expenses:
Selling, general and administrative	67,165	71,745	228,313	269,731
Research and development	15,504	15,859	59,352	65,275
Restructuring and other charges, net	3,200	3,895	7,566	6,391
Total operating expenses	85,869	91,499	295,231	341,397
Income from operations	57,151	62,818	135,279	189,061
Interest and other expense, net	(5,702)	(8,158)	(20,041)	(27,847)
Income before income taxes	51,449	54,660	115,238	161,214
Provision for income taxes	(9,068)	(9,981)	(23,460)	(33,060)
Net income	$42,381	$44,679	$91,778	$128,154

Diluted earnings per share	$2.46	$2.55	$5.34	$7.38
Weighted average shares outstanding – diluted	17,249	17,504	17,190	17,354

UNAUDITED Segment Information

(in thousands)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2023	2024	2023	2024
Revenues – by Segment:
Security division	$269,103	$342,509	$760,291	$1,043,073
Optoelectronics and Manufacturing division, including intersegment revenues	100,918	102,069	387,431	384,268
Healthcare division	59,494	50,305	190,488	171,435
Intersegment eliminations	(17,645)	(13,976)	(59,783)	(60,018)
Total	$411,870	$480,907	$1,278,427	$1,538,758

Operating income (loss) – by Segment:
Security division	$49,009	$60,678	$115,023	$183,270
Optoelectronics and Manufacturing division	10,717	10,321	46,680	42,814
Healthcare division	6,546	3,856	11,365	6,013
Corporate	(9,503)	(10,081)	(39,075)	(40,913)
Intersegment eliminations	382	(1,956)	1,286	(2,123)
Total	$57,151	$62,818	$135,279	$189,061

OSI SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2023	June 30, 2024
Assets

Cash and cash equivalents	$76,750	$95,353
Accounts receivable, net	380,845	648,155
Inventories	338,008	397,939
Prepaid expenses and other current assets	44,300	74,077
Total current assets	839,903	1,215,524
Property and equipment, net	108,933	113,967
Goodwill	349,505	351,480
Intangible assets, net	140,857	139,529
Other non-current assets	116,488	115,508
Total Assets	$1,555,686	$1,936,008

Liabilities and Stockholders' Equity

Bank lines of credit	$215,000	$384,000
Current portion of long-term debt	8,076	8,167
Accounts payable and accrued expenses	208,786	248,427
Other current liabilities	139,832	174,043
Total current liabilities	571,694	814,637
Long-term debt	136,491	129,383
Other long-term liabilities	121,336	128,505
Total liabilities	829,521	1,072,525
Total stockholders’ equity	726,165	863,483
Total Liabilities and Stockholders’ Equity	$1,555,686	$1,936,008

Reconciliation of GAAP to Non-GAAP
NET INCOME AND EARNINGS PER SHARE
(in thousands, except earnings per share data)

	Three Months Ended June 30,				Fiscal Year Ended June 30,
	2023		2024		2023		2024
	Net income	EPS	Net income	EPS	Net income	EPS	Net income	EPS
GAAP basis	$42,381	$2.46	$44,679	$2.55	$91,778	$5.34	$128,154	$7.38
Restructuring and other charges, net	3,200	0.19	3,895	0.22	7,566	0.44	6,391	0.37
Amortization of acquired intangible assets	3,706	0.21	4,498	0.26	14,932	0.87	16,766	0.97
Non-cash interest expense	159	0.01	-	-	577	0.03	-	-
Tax benefit of above adjustments	(1,425)	(0.08)	(1,796)	(0.10)	(5,267)	(0.30)	(5,428)	(0.32)
Discrete tax expense (benefit)	(2,198)	(0.13)	(1,596)	(0.09)	(2,844)	(0.17)	(4,729)	(0.27)

Non-GAAP basis	$45,823	$2.66	$49,680	$2.84	$106,742	$6.21	$141,154	$8.13

RECONCILIATION OF GAAP TO NON-GAAP

OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT

(in thousands, except percentages)

Three Months Ended June 30, 2023
	Security Division		Optoelectronics and Manufacturing Division		Healthcare Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$49,009	18.2%	$10,717	10.6%	$6,546	11.0%	$(9,121)	$57,151	13.9%
Restructuring and other charges, net	357	0.1%	2,460	2.4%	324	0.6%	59	3,200	0.8%
Amortization of acquired intangible assets	2,627	1.0%	777	0.8%	302	0.5%	-	3,706	0.9%
Non-GAAP basis– operating income (loss)	$51,993	19.3%	$13,954	13.8%	$7,172	12.1%	$(9,062)	$64,057	15.6%

Three Months Ended June 30, 2024
	Security Division		Optoelectronics and Manufacturing Division		Healthcare Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$60,678	17.7%	$10,321	10.1%	$3,856	7.7%	$(12,037)	$62,818	13.1%
Restructuring and other charges, net	54	0.0%	2,468	2.4%	499	1.0%	874	3,895	0.8%
Amortization of acquired intangible assets	2,801	0.8%	1,396	1.4%	301	0.6%	-	4,498	0.9%
Non-GAAP basis– operating income (loss)	$63,533	18.5%	$14,185	13.9%	$4,656	9.3%	$(11,163)	$71,211	14.8%

Fiscal Year Ended June 30, 2023
	Security Division		Optoelectronics and Manufacturing Division		Healthcare Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$115,023	15.1%	$46,680	12.0%	$11,365	6.0%	$(37,789)	$135,279	10.6%
Restructuring and other charges, net	1,715	0.2%	2,507	0.7%	3,077	1.6%	267	7,566	0.5%
Amortization of acquired intangible assets	11,114	1.5%	2,845	0.7%	973	0.5%	-	14,932	1.2%
Non-GAAP basis– operating income (loss)	$127,852	16.8%	$52,032	13.4%	$15,415	8.1%	$(37,522)	$157,777	12.3%

Fiscal Year Ended June 30, 2024
	Security Division		Optoelectronics and Manufacturing Division		Healthcare Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$183,270	17.6%	$42,814	11.1%	$6,013	3.5%	$(43,036)	$189,061	12.3%
Restructuring and other charges, net	675	0.1%	3,548	1.0%	810	0.5%	1,358	6,391	0.4%
Amortization of acquired intangible assets	11,567	1.0%	3,994	1.0%	1,205	0.7%	-	16,766	1.1%
Non-GAAP basis– operating income (loss)	$195,512	18.7%	$50,356	13.1%	$8,028	4.7%	$(41,678)	$212,218	13.8%